UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 19, 2016

Kellogg Company
(Exact name of registrant as specified in its charter)

Delaware	1-4171	38-0710690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Kellogg Square
Battle Creek, Michigan 49016-3599
(Address of principal executive offices, including zip code)
(269) 961-2000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2016, the Board of Directors (the "Board") of Kellogg Company (the “Company”) made compensation determinations with respect to the Company’s named executive officers, and the Compensation and Talent Management Committee of the Board adopted the 2016-2018 Executive Performance Plan, each as set forth below.

2016-2018 Executive Performance Plan. The Compensation and Talent Management Committee of the Board approved the 2016-2018 Executive Performance Plan (“2016-2018 EPP”) under which certain senior executives and other employees would be eligible to receive a portion of their long-term incentives in the form of performance shares based on the achievement of currency-neutral comparable operating profit and relative total shareowner return targets. Awards are paid in shares at the end of the performance period, except for amounts withheld by the Company for minimum statutory withholding requirements. In addition, the independent members of the Board granted 2016-2018 EPP target awards (“Awards”) of 54,600 shares for John Bryant; 15,800 shares for Paul Norman; 13,500 shares for Ron Dissinger; 12,400 shares for Gary Pilnick; and 8,200 shares for Alistair Hirst. Participants in the 2016-2018 EPP have the opportunity to earn between 0% and 200% of their EPP target. Dividends are not paid on unvested EPP awards. A copy of the 2016-2018 EPP is attached as Exhibit 10.1 and is incorporated in its entirety into this Item.

Option Grants. The independent members of the Board approved the following grants of stock options to named executive officers of the Company: 273,100 options for Mr. Bryant; 78,900 options for Mr. Norman; 67,500 options for Mr. Dissinger; 62,200 options for Mr. Pilnick; and 41,100 options for Mr. Hirst. The exercise price under these grants is $75.52 per share. Under the terms of the grants, the stock options vest in three equal annual installments from the anniversary of the grant date. A copy of the form of option terms and conditions for the grants is attached as Exhibit 10.2 and is incorporated in its entirety into this Item.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 19, 2016, the Board approved amendments to the Bylaws (as amended and restated, the “Bylaws”) of Kellogg to implement proxy access. A new subsection (c) has been added to Article II, Section 11 of the Bylaws, and other conforming changes were adopted, to permit a shareowner, or a group of up to 20 shareowners, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to nominate and include in the Company’s proxy materials director candidates constituting up to the greater of two individuals or 20% of the Board, provided that the shareowner(s) and the nominee(s) satisfy the requirements specified in the Bylaws. Although the amendment and restatement of the Bylaws was effective immediately upon the Board’s approval on February 19, 2016, proxy access will first be available to shareowners in connection with the Company’s 2017 annual meeting of shareowners.

The Company engaged in discussions with a number of its shareowners to assess their views on appropriate proxy access terms, allowing the Board to implement terms that it believes will provide meaningful proxy access rights for shareowners while furthering the long-term interests of the Company and its shareowners.

The foregoing description of the amendments is not complete and is qualified in its entirety by reference to the Bylaws, a copy of which is attached hereto as Exhibit 3.1 to this report and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d)    Exhibits.

Exhibit 3.1    Bylaws of Kellogg Company
Exhibit 10.1    2016-2018 Executive Performance Plan
Exhibit 10.2    Form of Option Terms and Conditions

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KELLOGG COMPANY

Date: February 23, 2016	/s/ Gary H. Pilnick
	Name:	Gary H. Pilnick
	Title:	Vice Chairman, Corporate Development and Chief Legal Officer